                                                                      EXHIBIT 9


April 10, 1998                                   Lynda Godkin
                                                 Senior Vice President, General
                                                 Counsel & Corporate Secretary
                                                 Law Department

Board of Directors
American Maturity Insurance Company
200 Hopmeadow Street
Simsbury, CT  06089

RE:            Separate Account AMLVA
               American Maturity Insurance Company
               File No. 333-10105

Dear Sir/Madam:

I have acted as General Counsel to American Maturity Insurance Company (the "Company"), a Connecticut insurance company, and American Maturity Insurance Company Separate Account AMLVA (the "Account") in connection with the registration of an indefinite amount of securities in the form of variable annuity contracts (the "Contracts") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. I have examined such documents (including the Form N-4 Registration Statement) and reviewed such questions of law as I considered necessary and appropriate, and on the basis of such examination and review, it is my opinion that:

1. The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of the State of Connecticut and is duly authorized by the Insurance Department of the State of Connecticut to issue the Contracts.

2. The Account is a duly authorized and validly existing separate account established pursuant to the provisions of Section 38a-433 of the Connecticut Statutes.

3. To the extent so provided under the Contracts, that portion of the assets of the Account equal to the reserves and other contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any other business that the Company may conduct.

Board of Directors
American Maturity Insurance Company
April 10, 1998
Page 2


4. The Contracts, when issued as contemplated by the Form N-4 Registration Statement, will constitute legal, validly issued and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the Form N-4 Registration Statement for the Contracts and the Account.

Sincerely,



Lynda Godkin